n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Third Quarter 2025 Financial Results;
Affirms Full Year 2025 Adjusted EPS Guidance

•Reports 3Q25 earnings per share (EPS) of $1.62 on a GAAP basis, Adjusted EPS of $3.24; reports YTD EPS of $16.43 on a GAAP basis, $21.10 on an Adjusted basis
•3Q25 Insurance segment benefit ratio of 91.1 percent, in line with the company's previously disclosed expectation of 'just above 91 percent'
•Updates FY 2025 GAAP EPS guidance to 'approximately $12.26' from the previous estimate of 'approximately $13.77'; affirms Adjusted FY 2025 EPS guidance of 'approximately $17.00'
•Affirms FY 2025 Insurance segment benefit ratio guidance range of 90.1 percent to 90.5 percent
•Updates FY 2025 individual Medicare Advantage membership guidance to now anticipate a decline of 'approximately 425,000 members' compared to the previous guidance of a decline of 'up to 500,000 members'; driven by stronger retention and better-than-expected sales
•Furthers the advancement of the company's long-term strategy through growth in the CenterWell and Medicaid businesses
◦Actively preparing for the January 1, 2026 launch of the initial phase-in of the Michigan Highly Integrated Dual Eligible Special Needs Plan (HIDE SNP) and the statewide Illinois Fully Integrated Dual Eligible Special Needs Plan (FIDE) programs, as well as the carve-in of dual eligibles into the South Carolina Medicaid program
◦Growth of 56,600 patients, or nearly 15 percent, in CenterWell Primary Care as compared to December 31, 2024
◦Continuation of strong CenterWell Pharmacy growth across payor agnostic offerings with increased Specialty volumes and strong Direct to Consumer growth, both exceeding previous expectations in 3Q25
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 8:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (November 5, 2025) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended September 30, 2025 (3Q25) versus the quarter ended September 30, 2024 (3Q24) and for the nine months ended September 30, 2025 (YTD 2025) versus the nine months ended September 30, 2024 (YTD 2024) as noted in the tables below.

Consolidated income before income taxes and equity in net losses (pretax results) in millions	3Q25 (a)	3Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Generally Accepted Accounting Principles (GAAP)	$134	$651	$2,566	$2,583
Amortization associated with identifiable intangibles	13	15	43	46
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	97	(59)	460	141
Value creation initiatives	267	55	320	151
Impact of exit of employer group commercial medical products business	(62)	17	(62)	77
Settlement of certain litigation expenses	15	—	15	—
Loss on sale of business	63	—	63	—
Impairment charges	—	—	32	—
Adjusted (non-GAAP)	$527	$679	$3,437	$2,998

Diluted earnings per share (EPS)	3Q25 (a)	3Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
GAAP	$1.62	$3.98	$16.43	$15.72
Amortization associated with identifiable intangibles	0.11	0.13	0.35	0.37
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.80	(0.49)	3.81	1.17
Value creation initiatives	2.21	0.45	2.65	1.25
Impact of exit of employer group commercial medical products business	(0.52)	0.14	(0.52)	0.64
Settlement of certain litigation expenses	0.13	—	0.13	—
Loss on sale of business	0.52	—	0.52	—
Impairment charges	—	—	0.27	—
Cumulative net tax impact of non-GAAP adjustments	(1.63)	(0.05)	(2.54)	(0.80)
Adjusted (non-GAAP)	$3.24	$4.16	$21.10	$18.35
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year quarterly and YTD comparisons.
“Our strategy of putting the consumer at the heart of everything we do is working, with solid year to date performance and strong momentum heading into the Annual Election Period,” said Humana President and CEO Jim Rechtin. “We feel positive about the direction we’re headed and the value we are creating for our members, patients and investors.”
FY 2025 Earnings Guidance
Humana revises its GAAP EPS guidance for the year ending December 31, 2025 (FY 2025) to 'approximately $12.26' from 'approximately $13.77', while affirming its Adjusted EPS guidance of 'approximately $17.00'. Additional FY 2025 guidance points are included on page 14 of this earnings release.

Diluted earnings per share	FY 2025 Guidance	FY 2024 (a)
GAAP	approximately $12.26	$9.98
Amortization associated with identifiable intangibles	0.42	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (b)	3.81	2.45
Value creation initiatives (b)	2.65	2.33
Impact of exit of employer group commercial medical products business (b)	(0.52)	1.19
Settlement of certain litigation expenses (b)	0.13	—
Loss on sale of business (b)	0.52	—
Impairment charges (b)	0.27	1.65
Cumulative net tax impact	(2.54)	(1.89)
Adjusted (non-GAAP) – FY 2025 projected (b); FY 2024 reported	approximately $17.00	$16.21
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	3Q25 (a)	3Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Revenues	$32,649	$29,397	$97,149	$88,548
Revenues - Adjusted (non-GAAP)	$32,649	$29,300	$97,149	$88,011
Pretax results	$134	$651	$2,566	$2,583
Pretax results - Adjusted (non-GAAP)	$527	$679	$3,437	$2,998
EPS	$1.62	$3.98	$16.43	$15.72
EPS - Adjusted (non-GAAP)	$3.24	$4.16	$21.10	$18.35
Benefit ratio	91.1%	89.9%	89.3%	89.2%
Benefit ratio - Adjusted (non-GAAP)	91.1%	89.8%	89.3%	89.2%
Operating cost ratio	12.6%	11.5%	11.4%	10.9%
Operating cost ratio - Adjusted (non-GAAP)	11.8%	11.3%	11.1%	10.7%
Operating cash flows			$2,573	$3,494
Parent company cash and short term investments			$1,940	$609
Debt-to-total capitalization			40.3%	42.3%
Days in claims payable (DCP)	33.2	40.7
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
Consolidated Revenues
The favorable year-over-year quarterly and YTD GAAP consolidated revenues comparisons were primarily driven by the following factors:
•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the Inflation Reduction Act (IRA), and

•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefit Ratio
The year-over-year increase in the quarterly and YTD GAAP consolidated benefit ratios primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership, and
•incremental investments to improve member and patient outcomes and support operational excellence.
Additionally, the year-over-year quarterly comparison was negatively impacted in 3Q25 as a result of the change in Medicare Part D seasonality due to the IRA.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•higher favorable prior period medical claims reserve development (prior period development) in 3Q25 and YTD 2025, the majority of which was anticipated.
The year-over-year YTD comparison was further affected by the favorable workday impact in YTD 2025 combined with favorability associated with the change in Medicare Part D seasonality due to the IRA.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefit ratios for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	Third Quarter	YTD
Prior Period Development from prior years recognized in 2025	$477	$161	$275	$913
Decrease to GAAP benefit ratio	(160 bps)	(50 bps)	(90 bps)	(100 bps)
Prior Period Development from prior years recognized in 2024	$535	$134	$24	$693
Decrease to GAAP benefit ratio	(190 bps)	(50 bps)	(10 bps)	(80 bps)
Consolidated Operating Cost Ratio
The year-over-year increases in the quarterly and YTD GAAP consolidated operating cost ratios from the respective 2024 periods primarily resulted from the following:
•business mix changes, including within the CenterWell segment which runs a significantly higher operating cost ratio than the Insurance segment,
•the operating leverage impact associated with the loss of individual Medicare Advantage membership, and

•the impact of charges associated with the company's value creation initiatives, primarily related to severance in connection with workforce optimization and external consulting spend. These value creation initiative charges were recorded at the corporate level and not allocated to the segments.
This was partially offset by the following items:
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•operating leverage associated with increased revenues from the impact of the IRA as described above.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratios for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 33.2 days at September 30, 2025 represented a decrease of 3.3 days from 36.5 days at June 30, 2025 and a decrease of 7.5 days from 40.7 days at September 30, 2024.
The sequential decline was primarily impacted by a reduction in claims processed but not yet paid, as well as lower reserve requirements in provider-capitation accruals, including the impact of payments to providers during 3Q25 in accordance with the respective risk-sharing arrangements (inclusive of the payout of the mid-year Medicare Risk Adjustment settlement). These reductions lowered the DCP metric by approximately 3 days and are generally timing in nature and not related to claims reserve levels.
The year-over-year comparison was primarily impacted by the same factors affecting the sequential comparison with reductions in claims processed but not yet paid and provider-capitation accruals, together lowering the metric by approximately 5 days. As stated above, these items are generally timing in nature and not related to claims reserve levels.
The year-over-year comparison was further impacted by an increased proportion of Medicare prescription drug benefit expense in 2025 as a result of structural changes associated with the IRA. Pharmacy claims are processed more quickly than medical claims leading to a lower DCP. This change accounted for the remaining decrease to the September 30, 2025 metric.
The total estimate of benefits payable for claims incurred but not reported (IBNR) included in the benefits payable line of the balance sheet as of September 30, 2025 was largely stable to the IBNR balance as of June 30, 2025 and September 30, 2024.
•Humana's debt-to-total capitalization at September 30, 2025 decreased 40 basis points to 40.3 percent from 40.7 percent at June 30, 2025 primarily driven by the impact of 3Q25 earnings.
Operating cash flows
YTD 2025 GAAP operating cash flows decreased from the YTD 2024 period primarily reflecting the unfavorable impact of working capital items, partially offset by higher GAAP net income in YTD 2025.
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results ($ in millions)	3Q25 (a)	3Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
Revenues	$31,189	$28,370	$93,220	$85,594
Revenues - Adjusted (non-GAAP)	$31,189	$28,273	$93,220	$85,057
Benefit ratio	91.1%	90.6%	89.5%	89.8%
Benefit ratio - Adjusted (non-GAAP)	91.1%	90.5%	89.5%	89.8%
Operating cost ratio	9.1%	9.2%	8.5%	8.6%
Operating cost ratio - Adjusted (non-GAAP)	9.0%	9.1%	8.5%	8.6%
Income from operations	$251	$274	$2,591	$1,935
Income from operations - Adjusted (non-GAAP)	$270	$329	$2,619	$2,059
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Insurance Segment Revenues
The year-over-year increases in the quarterly and YTD GAAP segment revenues from the respective 2024 periods primarily reflected the following items:
•higher per member Medicare and state-based contracts premiums, with the Medicare increase largely driven by an increased direct subsidy due to the IRA, and
•membership growth in the company's state-based contracts and stand-alone PDP businesses.
These factors were partially offset by the membership decline within the individual Medicare Advantage business, inclusive of the company's decision to exit certain unprofitable plans and counties.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefit Ratio
The year-over-year increase in the quarterly GAAP segment benefit ratio primarily reflected the following:
•a shift in line of business mix resulting from growth in the state-based contracts and stand-alone PDP businesses, which carry a higher benefit ratio, combined with a reduction in individual Medicare Advantage membership, and
•incremental investments to improve member and patient outcomes and support operational excellence.
Additionally, the year-over-year quarterly comparison was negatively impacted in 3Q25 as a result of the change in Medicare Part D seasonality due to the IRA.
These factors were partially offset by the following:
•individual Medicare Advantage pricing inclusive of plan exits and benefit design changes, which more than offset claims trend and the funding environment, and
•higher favorable prior period development in 2025, the majority of which was anticipated.
The year-over-year decline of the YTD 2025 GAAP segment benefit ratio from the YTD 2024 ratio resulted from the net favorable impact of the factors impacting the quarterly comparison as described above. The year-over-year YTD comparison was further affected by the favorable workday impact in YTD 2025 combined with favorability associated with the change in Medicare Part D seasonality due to the IRA.

Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefit ratios for the respective periods.
Insurance Segment Operating Cost Ratio
The modest year-over-year decreases in the quarterly and YTD GAAP segment operating cost ratios from the respective 2024 periods primarily related to the following:
•administrative cost efficiencies resulting from the company's value creation initiatives, and
•operating leverage associated with increased revenues from the impact of the IRA as described above.
These factors were partially offset by the operating leverage impact of the loss of individual Medicare Advantage membership.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating cost ratios for the respective periods.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results ($ in millions)	3Q25	3Q24	YTD 2025	YTD 2024
Revenues	$5,879	$5,041	$16,511	$14,806
Operating cost ratio	93.9%	91.3%	92.7%	92.1%
Income from operations	$305	$382	$1,041	$1,002
Income from operations - Adjusted (non-GAAP) (c)	$358	$439	$1,213	$1,168
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
CenterWell Segment Revenues
The favorable year-over-year quarterly and YTD CenterWell GAAP segment revenues comparisons were primarily driven by higher revenues associated with growth in the company's pharmacy and primary care businesses, partially offset by the impact of the v28 risk model revision.
CenterWell Segment Operating Cost Ratio
The year-over-year increases in the segment's GAAP quarterly and YTD operating cost ratios primarily resulted from the following:
•continued phase-in of the v28 risk model revision within the company's primary care business, and
•the uptick of volume within CenterWell Specialty Pharmacy, which carries a higher operating cost ratio than the traditional pharmacy business.
These factors were partially offset by the following:
•more favorable operating trends in the primary care business as a result of the maturation of the company's v28 mitigation activities, and

•administrative cost efficiencies resulting from the company's value creation initiatives.
See additional operational metrics for the CenterWell segment on pages S-13 through S-15 of the statistical supplement included in this earnings release.
Conference Call

Humana will host a live question-and-answer session for analysts at 8:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question-and-answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

A webcast of the 3Q25 earnings call may be accessed via Humana’s Investor Relations page at https://humana.gcs-web.com/.

If you anticipate asking a question during the question-and-answer session, please register in advance at this link - https://register-conf.media-server.com/register/BIbac7b49877b94c62a538fdf08464989c.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID.

The company suggests participants listening via the web or the conference call sign in or dial in at least 15 minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at https://humana.gcs-web.com/, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings release, the following items are excluded from the non-GAAP financial measures described above, as applicable. With the exception of the Settlement of certain litigation expenses and Loss on sale of business adjustments, each of the adjustments described below also impacted FY 2024 Adjusted EPS as shown on page 3.

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments' income from operations. The table below discloses respective period amortization expense for each segment:

Amortization (in millions)	3Q25	3Q24	YTD 2025	YTD 2024
Insurance segment	$4	$4	$13	$13
CenterWell segment	$9	$11	$30	$33

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's primary care strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment, severance charges, and external consulting spend specific to these initiatives. These charges were recorded at the corporate level and not allocated to the segments. For all periods shown within this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS. Additionally for 3Q24 and YTD 2024, additional impacted measures include: consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Settlement of certain litigation expenses - Relates to certain anticipated expenses the company accrued in connection with a legal matter. For 3Q25 and YTD 2025, GAAP measures affected in this release include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Loss on sale of business - The disposition is not part of the company's ordinary course of operations and the impacts recognized from the disposal do not reflect core operational performance. For 3Q25 and YTD 2025, GAAP measures affected in this release include consolidated pretax results and EPS.
•Impairment charges - The company recognized non-cash impairment charges related to certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets. These charges were recorded at the corporate level and not allocated to the segments. For YTD 2025, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Cumulative net tax impact - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For 3Q25 and YTD 2025, the tax adjustment reflects the impact of the loss on sale business, which exceeded the book loss. The related tax benefit is realizable via capital loss carryback. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

CONSOLIDATED Revenues (in millions)	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	$32,649	$29,397	$97,149	$88,548
Impact of exit of employer group commercial medical products business	—	(97)	—	(537)
Adjusted (non-GAAP)	$32,649	$29,300	$97,149	$88,011

INSURANCE SEGMENT Revenues (in millions)	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	$31,189	$28,370	$93,220	$85,594
Impact of exit of employer group commercial medical products business	—	(97)	—	(537)
Adjusted (non-GAAP)	$31,189	$28,273	$93,220	$85,057

Benefit ratio

CONSOLIDATED Benefit ratio	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	91.1%	89.9%	89.3%	89.2%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	—%
Adjusted (non-GAAP)	91.1%	89.8%	89.3%	89.2%

INSURANCE SEGMENT Benefit ratio	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	91.1%	90.6%	89.5%	89.8%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	—%
Adjusted (non-GAAP)	91.1%	90.5%	89.5%	89.8%

Operating cost ratio

CONSOLIDATED Operating cost ratio	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	12.6%	11.5%	11.4%	10.9%
Value creation initiatives	(0.8)%	(0.1)%	(0.3)%	(0.1)%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	(0.1)%
Settlement of certain litigation expenses	—%	—%	—%	—%
Impairment charges	—%	—%	—%	—%
Adjusted (non-GAAP)	11.8%	11.3%	11.1%	10.7%

INSURANCE SEGMENT Operating cost ratio	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	9.1%	9.2%	8.5%	8.6%
Impact of exit of employer group commercial medical products business	—%	(0.1)%	—%	—%
Settlement of certain litigation expenses	(0.1)%	—%	—%	—%
Adjusted (non-GAAP)	9.0%	9.1%	8.5%	8.6%

Insurance Segment - Income from operations

INSURANCE SEGMENT Income from operations (in millions)	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	$251	$274	$2,591	$1,935
Amortization associated with identifiable intangibles	4	4	13	13
Settlement of certain litigation expenses	15	—	15	—
Impact of exit of employer group commercial medical products business	—	51	—	111
Adjusted (non-GAAP)	$270	$329	$2,619	$2,059

(b) FY 2025 GAAP EPS guidance and FY 2025 Adjusted (non-GAAP) EPS guidance exclude the impact of future value changes to items that have not yet been recognized. The company does not expect changes to its FY 2025 Adjusted (non-GAAP) EPS guidance. The company does expect potential changes to its FY 2025 GAAP EPS guidance due to its ongoing value creation and other strategic initiatives.

(c) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

CENTERWELL SEGMENT Income from operations (in millions)	3Q25	3Q24	YTD 2025	YTD 2024
GAAP	$305	$382	$1,041	$1,002
Depreciation and amortization expense	53	57	172	166
Adjusted (non-GAAP)	$358	$439	$1,213	$1,168
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected.
•The number of Humana’s Medicare Advantage plans rated 4-star or higher will significantly decline in 2025. Humana filed a lawsuit seeking to set aside and vacate the 2025 Star Ratings of its Medicare Advantage plans, and on October 14, 2025, the Court issued a decision rejecting Humana's challenge. Although the company is considering its options in this matter, there can be no assurances that it will ultimately prevail in the lawsuit. If the company is not successful, the decline in Star Ratings will negatively impact its 2026 quality bonus payments from CMS and may also significantly adversely affect the company’s revenues, operating results, and cash flows. In addition, there can be no assurances the company will be successful in maintaining or improving its Star Ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect

Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2024;
•Form 10-Q for the quarter ended March 31, 2025, June 30, 2025; and
•Form 8-Ks filed during 2025.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2025 Projections - As of November 5, 2025

Diluted earnings per common share (EPS)
	As of 3Q25 Earnings	As of 2Q25 Earnings
	GAAP: approximately $12.26	GAAP: approximately $13.77
	no change	Non-GAAP: approximately $17.00

Total Revenues
Consolidated	no change	GAAP: at least $128 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	no change	GAAP: at least $123 billion
CenterWell segment	no change	GAAP: at least $21.5 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Decline of approximately 425,000	Decline of 'up to 500,000'
Group Medicare Advantage	no change	Relatively flat
Medicare stand-alone PDP	no change	Growth of approximately 200,000
State-based contracts	Growth of approximately 160,000	Growth within 175,000 to 250,000 range	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, South Carolina, Virginia, and Wisconsin.

Benefit Ratio Insurance segment	no change	GAAP: 90.1% to 90.5%	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	GAAP: 11.6% to 12.1% Non-GAAP: 11.3% to 11.7%	GAAP: 11.3% to 11.7%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Due to charges incurred to date and charges that could potentially be recorded related to the company's ongoing value creation and other strategic initiatives, the company anticipates potential changes to its FY 2025 GAAP ratio.

Segment Results
Insurance segment income from operations	no change	GAAP: $1.6 billion to $2.0 billion	CenterWell segment Non-GAAP income from operations excludes the projected impact of segment depreciation and amortization.
CenterWell segment income from operations	no change	GAAP: $1.1 billion to $1.5 billion Non-GAAP: $1.3 billion to $1.7 billion

Effective Tax Rate	GAAP: approximately 20.0% Non-GAAP: approximately 25.0%	GAAP: approximately 25.0%
Weighted Avg. Share Count for Diluted EPS	no change	approximately 121 million
Cash flows from operations	no change	GAAP: $2.4 billion to $2.9 billion
Capital expenditures	no change	approximately $650 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
3Q25 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 3Q25 Earnings Release

(S-3)	Summary of Results - Consolidated and Segments - Quarter & YTD
(S-4)	Consolidated Statements of Income - Quarter & YTD
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows - YTD
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - YTD
(S-11)	Membership Detail
(S-12)	Premiums and Services Revenue Detail
(S-13) - (S-15)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-16)	Footnotes

Humana Inc. Summary of Results ($ in millions, except per share amounts)	3Q25 (a)	3Q24 (a)	YTD 2025 (a)	YTD 2024 (a)
CONSOLIDATED
Revenues	$32,649	$29,397	$97,149	$88,548
Revenues - Adjusted (non-GAAP)	$32,649	$29,300	$97,149	$88,011
Pretax results	$134	$651	$2,566	$2,583
Pretax results - Adjusted (non-GAAP)	$527	$679	$3,437	$2,998
EPS	$1.62	$3.98	$16.43	$15.72
EPS - Adjusted (non-GAAP)	$3.24	$4.16	$21.10	$18.35
Benefit ratio	91.1%	89.9%	89.3%	89.2%
Benefit ratio - Adjusted (non-GAAP)	91.1%	89.8%	89.3%	89.2%
Operating cost ratio	12.6%	11.5%	11.4%	10.9%
Operating cost ratio - Adjusted (non-GAAP)	11.8%	11.3%	11.1%	10.7%
Operating cash flows			$2,573	$3,494
Parent company cash and short term investments			$1,940	$609
Debt-to-total capitalization			40.3%	42.3%
Days in claims payable (DCP)	33.2	40.7
INSURANCE SEGMENT
Revenues	$31,189	$28,370	$93,220	$85,594
Revenues - Adjusted (non-GAAP)	$31,189	$28,273	$93,220	$85,057
Benefit ratio	91.1%	90.6%	89.5%	89.8%
Benefit ratio - Adjusted (non-GAAP)	91.1%	90.5%	89.5%	89.8%
Operating cost ratio	9.1%	9.2%	8.5%	8.6%
Operating cost ratio - Adjusted (non-GAAP)	9.0%	9.1%	8.5%	8.6%
Income from operations	$251	$274	$2,591	$1,935
Income from operations - Adjusted (non-GAAP)	$270	$329	$2,619	$2,059
CENTERWELL SEGMENT
Revenues	$5,879	$5,041	$16,511	$14,806
Operating cost ratio	93.9%	91.3%	92.7%	92.1%
Income from operations	$305	$382	$1,041	$1,002
Income from operations - Adjusted (non-GAAP) (c)	$358	$439	$1,213	$1,168
Refer to the "Footnotes" section included in the previous narrative portion of this release (beginning on page 8) for further explanation of disclosures for
Adjusted (non-GAAP) financial measures, as well as reconciliations.

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended September 30,		For the nine months ended September 30,

	2025	2024	2025	2024
Revenues:
Premiums	$30,711	$27,951	$91,941	$84,354
Services	1,600	1,103	4,334	3,265
Investment income	338	343	874	929
Total revenues	32,649	29,397	97,149	88,548
Operating expenses:
Benefits	27,991	25,120	82,091	75,283
Operating costs	4,085	3,339	11,012	9,529
Depreciation and amortization	173	210	534	631
Total operating expenses	32,249	28,669	93,637	85,443
Income from operations	400	728	3,512	3,105
Loss on sale of business	63	—	63	—
Interest expense	168	169	485	496
Other expense (income), net	35	(92)	398	26
Income before income taxes and equity in net losses	134	651	2,566	2,583
(Benefit) provision from income taxes	(86)	155	499	629
Equity in net losses (A)	(26)	(16)	(88)	(57)
Net income	194	480	1,979	1,897
Net loss attributable to noncontrolling interests	1	—	5	3
Net income attributable to Humana	$195	$480	$1,984	$1,900
Basic earnings per common share	$1.62	$3.99	$16.47	$15.76
Diluted earnings per common share	$1.62	$3.98	$16.43	$15.72
Shares used in computing basic earnings per common share (000’s)	120,273	120,405	120,492	120,609
Shares used in computing diluted earnings per common share (000’s)	120,745	120,764	120,778	120,899

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$5,388	$2,221
Investment securities	16,736	18,214
Receivables, net	2,684	2,704
Other current assets	7,944	6,676
Total current assets	32,752	29,815
Property and equipment, net	2,268	2,532
Long-term investment securities	440	421
Equity method investments	623	697
Goodwill	9,619	9,631
Other long-term assets	4,017	3,383
Total assets	$49,719	$46,479
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$10,088	$10,440
Trade accounts payable and accrued expenses	5,519	5,259
Book overdraft	308	403
Unearned revenues	265	260
Short-term debt	—	577
Total current liabilities	16,180	16,939
Long-term debt	12,607	11,144
Other long-term liabilities	2,350	1,951
Total liabilities	31,137	30,034
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,719,321 issued at September 30, 2025	33	33
Capital in excess of par value	3,639	3,463
Retained earnings	29,980	28,317
Accumulated other comprehensive loss	(666)	(1,067)
Treasury stock, at cost, 78,446,253 shares at September 30, 2025	(14,464)	(14,371)
Total stockholders’ equity	18,522	16,375
Noncontrolling interests	60	70
Total equity	18,582	16,445
Total liabilities and equity	$49,719	$46,479
Debt-to-total capitalization ratio	40.3%	41.9%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the nine months ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$1,979	$1,897
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	63	—
Gain on investment securities, net	(66)	(10)
Equity in net losses	88	57
Stock-based compensation	193	153
Depreciation	587	682
Amortization	43	46
Impairment of property and equipment	14	129
Impairment of indefinite-lived intangible assets	32	—
Changes in operating assets and liabilities, net of effect of businesses acquired and disposed:
Receivables	16	(109)
Other assets	(1,374)	258
Benefits payable	(351)	884
Other liabilities	1,317	(498)
Unearned revenues	5	(71)
Other	27	76
Net cash provided by operating activities	2,573	3,494
Cash flows from investing activities
Proceeds from sale of business, net	115	—
Acquisitions, net of cash and cash equivalents acquired	(5)	(37)
Purchases of property and equipment, net	(344)	(421)
Changes in securities lending collateral receivable	(141)	(361)
Purchases of investment securities	(5,198)	(6,042)
Maturities of investment securities	2,148	2,214
Proceeds from sales of investment securities	5,066	1,758
Net cash provided by (used in) investing activities	1,641	(2,889)
Cash flows from financing activities
Payments from contract deposits, net	(1,164)	(638)
Proceeds from issuance of senior notes, net	1,481	2,232
Repayments of senior notes	(771)	(48)
Repayments from issuance of commercial paper, net	(5)	(895)
Debt issue costs	(5)	(7)
Change in book overdraft	(95)	3
Common stock repurchases	(109)	(768)
Dividends paid	(321)	(323)
Change in securities lending payable	141	361
Change in rebate factor payable	(123)	—
Other, net	(76)	(100)
Net cash used in financing activities	(1,047)	(183)
Increase in cash and cash equivalents	3,167	422
Cash and cash equivalents at beginning of period	2,221	4,694
Cash and cash equivalents at end of period	$5,388	$5,116

Humana Inc.
Consolidating Statements of Income—For the three months ended September 30, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$22,456	$—	$—	$22,456
Group Medicare Advantage	2,240	—	—	2,240
Medicare stand-alone PDP	1,755	—	—	1,755
Total Medicare	26,451	—	—	26,451
State-based contracts and other	3,729	—	—	3,729
Specialty benefits	248	—	—	248
Medicare Supplement	283	—	—	283
Total premiums	30,711	—	—	30,711
Services revenue:
Home solutions	—	354	—	354
Primary care	—	627	—	627
Pharmacy solutions	—	352	—	352
Military services and other	267	—	—	267
Total services revenue	267	1,333	—	1,600
Total revenues—external customers	30,978	1,333	—	32,311
Intersegment revenues	1	4,546	(4,547)	—
Investment income	210	—	128	338
Total revenues	31,189	5,879	(4,419)	32,649
Operating expenses:
Benefits	27,982	—	9	27,991
Operating costs	2,808	5,521	(4,244)	4,085
Depreciation and amortization	148	53	(28)	173
Total operating expenses	30,938	5,574	(4,263)	32,249
Income (loss) from operations	$251	$305	$(156)	$400
Benefit ratio	91.1%			91.1%
Operating cost ratio	9.1%	93.9%		12.6%

Humana Inc.
Consolidating Statements of Income—For the three months ended September 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$21,856	$—	$—	$21,856
Group Medicare Advantage	1,913	—	—	1,913
Medicare stand-alone PDP	721	—	—	721
Total Medicare	24,490	—	—	24,490
State-based contracts and other	2,921	—	—	2,921
Commercial fully-insured	85	—	—	85
Specialty benefits	238	—	—	238
Medicare Supplement	217	—	—	217
Total premiums	27,951	—	—	27,951
Services revenue:
Home solutions	—	326	—	326
Primary care	—	319	—	319
Pharmacy solutions	—	232	—	232
Military services and other	214	—	—	214
Commercial ASO	12	—	—	12
Total services revenue	226	877	—	1,103
Total revenues—external customers	28,177	877	—	29,054
Intersegment revenues	1	4,164	(4,165)	—
Investment income	192	—	151	343
Total revenues	28,370	5,041	(4,014)	29,397
Operating expenses:
Benefits	25,319	—	(199)	25,120
Operating costs	2,595	4,602	(3,858)	3,339
Depreciation and amortization	182	57	(29)	210
Total operating expenses	28,096	4,659	(4,086)	28,669
Income from operations	$274	$382	$72	$728
Benefit ratio	90.6%			89.9%
Operating cost ratio	9.2%	91.3%		11.5%

Humana Inc.
Consolidating Statements of Income—For the nine months ended September 30, 2025 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$67,901	$—	$—	$67,901
Group Medicare Advantage	6,822	—	—	6,822
Medicare stand-alone PDP	4,924	—	—	4,924
Total Medicare	79,647	—	—	79,647
State-based contracts and other	10,757	—	—	10,757
Specialty benefits	738	—	—	738
Medicare Supplement	799	—	—	799
Total premiums	91,941	—	—	91,941
Services revenue:
Home solutions	—	1,049	—	1,049
Primary care	—	1,609	—	1,609
Pharmacy solutions	—	951	—	951
Military services and other	725	—	—	725
Total services revenue	725	3,609	—	4,334
Total revenues—external customers	92,666	3,609	—	96,275
Intersegment revenues	3	12,902	(12,905)	—
Investment income	551	—	323	874
Total revenues	93,220	16,511	(12,582)	97,149
Operating expenses:
Benefits	82,278	—	(187)	82,091
Operating costs	7,900	15,298	(12,186)	11,012
Depreciation and amortization	451	172	(89)	534
Total operating expenses	90,629	15,470	(12,462)	93,637
Income (loss) from operations	$2,591	$1,041	$(120)	$3,512
Benefit ratio	89.5%			89.3%
Operating cost ratio	8.5%	92.7%		11.4%

Humana Inc.
Consolidating Statements of Income—For the nine months ended September 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$66,519	$—	$—	$66,519
Group Medicare Advantage	5,840	—	—	5,840
Medicare stand-alone PDP	2,409	—	—	2,409
Total Medicare	74,768	—	—	74,768
State-based contracts and other	7,756	—	—	7,756
Commercial fully-insured	493	—	—	493
Specialty benefits	717	—	—	717
Medicare Supplement	620	—	—	620
Total premiums	84,354	—	—	84,354
Services revenue:
Home solutions	—	996	—	996
Primary care	—	882	—	882
Pharmacy solutions	—	672	—	672
Military services and other	671	—	—	671
Commercial ASO	44	—	—	44
Total services revenue	715	2,550	—	3,265
Total revenues—external customers	85,069	2,550	—	87,619
Intersegment revenues	3	12,256	(12,259)	—
Investment income	522	—	407	929
Total revenues	85,594	14,806	(11,852)	88,548
Operating expenses:
Benefits	75,752	—	(469)	75,283
Operating costs	7,354	13,638	(11,463)	9,529
Depreciation and amortization	553	166	(88)	631
Total operating expenses	83,659	13,804	(12,020)	85,443
Income from operations	$1,935	$1,002	$168	$3,105
Benefit ratio	89.8%			89.2%
Operating cost ratio	8.6%	92.1%		10.9%

Humana Inc.
Membership Detail (Unaudited)
In thousands

Members may not be unique to each product since members have the ability to enroll in more than one product.
	September 30, 2025	Average 3Q25	September 30, 2024	December 31, 2024
Medical Membership:
Individual Medicare Advantage*	5,237.3	5,232.1	5,659.2	5,661.8
Group Medicare Advantage	569.8	570.0	546.7	545.7
Total Medicare Advantage	5,807.1	5,802.1	6,205.9	6,207.5
Medicare stand-alone PDP	2,446.2	2,440.4	2,315.7	2,288.2
Total Medicare	8,253.3	8,242.5	8,521.6	8,495.7
Medicare Supplement	474.7	464.5	357.3	377.3
State-based contracts and other	1,658.8	1,670.7	1,446.1	1,459.9
Military services	4,605.4	4,605.4	5,984.8	6,009.1
Total excluding employer group commercial medical	14,992.2	14,983.1	16,309.8	16,342.0
Fully-insured commercial medical	—	—	25.9	0.3
ASO commercial	—	—	22.4	4.8
Total employer group commercial medical	—	—	48.3	5.1
Total Medical Membership	14,992.2	14,983.1	16,358.1	16,347.1
Specialty Membership:
Dental—fully-insured (B)	2,097.8	2,095.1	2,070.6	2,054.5
Dental—ASO	308.7	309.2	291.3	301.3
Total Dental	2,406.5	2,404.3	2,361.9	2,355.8
Vision	1,911.4	1,912.0	1,846.5	1,843.6
Other supplemental benefits	392.9	390.5	358.4	362.6
Total Specialty Membership	4,710.8	4,706.8	4,566.8	4,562.0

	September 30, 2025	Member Mix September 30, 2025	September 30, 2024	Member Mix September 30, 2024
Individual Medicare Advantage Membership
HMO	2,625.2	50%	2,866.3	51%
PPO/PFFS	2,612.1	50%	2,792.9	49%
Total Individual Medicare Advantage	5,237.3	100%	5,659.2	100%
Individual Medicare Advantage Membership
Shared Risk (C)	1,939.9	37%	2,111.3	37%
Path to Risk (D)	1,613.1	31%	1,873.6	33%
Total Value-based	3,553.0	68%	3,984.9	70%
Other	1,684.3	32%	1,674.3	30%
Total Individual Medicare Advantage	5,237.3	100%	5,659.2	100%
*Individual Medicare Advantage membership includes 765,800 Dual Eligible Special Need Plans (D-SNP) members as of September 30, 2025, a net decrease of 173,800, or 18 percent, from 939,600 as of September 30, 2024, and down 171,300, or 18 percent, from 937,100 as of December 31, 2024.

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended September 30,		For the nine months ended September 30,		Per Member per Month (I) For the three months ended September 30,		Per Member per Month (I) For the nine months ended September 30,

	2025	2024	2025	2024	2025	2024	2025	2024

Insurance
Individual Medicare Advantage	$22,456	$21,856	$67,901	$66,519	$1,431	$1,291	$1,443	$1,322
Group Medicare Advantage	2,240	1,913	6,822	5,840	1,310	1,166	1,326	1,183
Medicare stand-alone PDP	1,755	721	4,924	2,409	240	103	225	114
State-based contracts and other (E)	3,729	2,921	10,757	7,756	708	653	702	602
Commercial fully-insured (F)	—	85	—	493	N/A	640	N/A	569
Specialty benefits (G)	248	238	738	717	19	19	19	18
Medicare Supplement	283	217	799	620	203	206	203	206
Military and other (H)	268	215	728	674
Commercial ASO	—	12	—	44
Total	30,979	28,178	92,669	85,072

CenterWell
Pharmacy solutions	3,430	2,933	9,409	8,635
Primary care	1,564	1,257	4,462	3,666
Home solutions	885	851	2,640	2,505
Total	5,879	5,041	16,511	14,806

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended September 30, 2025	For the three months ended September 30, 2024	For the three months ended June 30, 2025

Generic Dispense Rate
Total Medicare	90.4%	90.8%	90.7%

Mail-Order Penetration
Total Medicare	25.9%	28.1%	26.0%

	For the nine months ended September 30, 2025	For the nine months ended September 30, 2024

Generic Dispense Rate
Total Medicare	90.6%	91.0%

Mail-Order Penetration
Total Medicare	25.9%	28.5%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of September 30, 2025			As of September 30, 2024			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	147	423	106,200	120	295	64,100	22.5%	43.4%	65.7%
Wholly-owned	195	769	266,400	181	658	217,300	7.7%	16.9%	22.6%
Independent Physician Associations			74,500			62,800			18.6%
Total	342	1,192	447,100	301	953	344,200	13.6%	25.1%	29.9%

	As of December 31, 2024			YTD Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	133	327	79,400	10.5%	29.4%	33.8%
Wholly-owned	211	675	246,500	(7.6)%	13.9%	8.1%
Independent Physician Associations			64,600			15.3%
Total	344	1,002	390,500	(0.6)%	19.0%	14.5%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended September 30, 2025	For the three months ended September 30, 2024	Year-over-Year Growth

Episodic Admissions (L)	78,248	79,149	(1.1)%
Total Admissions - Same Store (M)	106,628	103,356	3.2%

	For the nine months ended September 30, 2025	For the nine months ended September 30, 2024	Year-over-Year Growth

Episodic Admissions (L)	239,154	244,433	(2.2)%
Total Admissions - Same Store (M)	324,821	316,146	2.7%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
3Q25 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period; includes impact of dual eligible demonstration members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a Welsh, Carson, Anderson & Stowe (WCAS) joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center, net of the impact of the consolidation of care centers that occurred during the last twelve months.